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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549


                                   FORM 8-K

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported) - September 9, 1999

                            MELLON BANK CORPORATION
              (Exact name of registrant as specified in charter)

     Pennsylvania                       1-7410                     25-1233834
(State or other jurisdiction    (Commission File Number)   IRS Employer Identification
    of incorporation)                                                 No.


                            One Mellon Bank Center
                               500 Grant Street
                           Pittsburgh, Pennsylvania               15258-0001
                             (Address of principal
                               executive offices)                 (Zip code)

      Registrant's telephone number, including area code - (412) 234-5000

                                Not applicable
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

          By press release dated September 14, 1999, Mellon Bank Corporation (the "Corporation") announced that it will be changing its Corporate name to Mellon Financial Corporation.

          In the same release, the Corporation also announced that it has completed its current repurchase program of 20 million shares of Mellon common stock and will ask its board of directors next week to authorize a new repurchase program covering 25 million shares of Mellon common stock.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit   Description
Number

1.6       Underwriting Agreement dated as of September 9, 1999, between Mellon

          Financial Company (the "Company"), Mellon Bank Corporation (the "Corporation") and Salomon Smith Barney, Inc.; Bear Stearns & Co., Inc.; Chase Securities, Inc.; Credit Suisse First Boston Corporation ;
          J. P. Morgan Securities Inc. and Mellon Financial Markets, Inc., as Underwriters, relating to the issuance and sale of $400,000,000 aggregate principal amount of the Company's Floating Rate Senior Notes due September 16, 2002 and the related guarantees of the Corporation, together with the Mellon Financial Company Underwriting Agreement Standard provisions (Debt) dated February 9, 1998 (relating to securities issued under Registration Statement No. 33-62151).

4.8 Form of Floating Rate Senior Note due September 16, 2002 (securities issued under Registration Statement No. 33-62151).

99.1 Mellon Bank Corporation Press Release, dated September 14, 1999, announcing the matters referenced in Item 5 above.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MELLON BANK CORPORATION


Date:  September 15, 1999               By:  /s/ Steven G. Elliott
                                            Steven G. Elliott
                                            Senior Vice Chairman & Chief
                                            Financial Officer
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                                 EXHIBIT INDEX


Number         Description                                      Method of Filing

1.6            Underwriting Agreement dated as of September 9,
               1999                                              Filed herewith
4.8            Form of Floating Rate Senior Note due
               September 16, 2002                                Filed herewith
99.1           Press Release dated September 14, 1999            Filed herewith